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Prospectus Supplement Dated October 16, 1998            Rule 424(b) (3)
(To Prospectus dated December 22, 1994)                 File No. 33-57027



                   ALLEGHENY ENERGY, INC.
           (formerly Allegheny Power System, Inc.)

        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                        COMMON STOCK
                      (Par Value $1.25)



EFFECTIVE OCTOBER 1, 1998, THERE WILL NO LONGER BE A $3  FEE

TO  ENROLL IN SAFEKEEPING OR A $5 FEE TO RECEIVE A  PHYSICAL

STOCK  CERTIFICATE FOR SHARES ACCUMULATED  IN  THE  DIVIDEND

REINVESTMENT AND STOCK PURCHASE PLAN (PLAN) FOR PARTICIPANTS

IN THE PLAN.




 The date of this Prospectus Supplement is October 16, 1998.